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                                                                   EXHIBIT 10.31

                         VARIABLE RATE PROMISSORY NOTE
                            Secured by Deed of Trust

IRVINE, California                  Date: March 20, 1997

FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. ("Bank") the principal sum of One Million Eight Hundred Thousand Dollars ($1.800.000.00), or so much thereof as is advanced under this Promissory Note ("Note"), together with interest on the balance of such principal sum from time to time outstanding. at a per annum rate (the "Note Rate") established from time to time as provided below.

This Note evidences a loan (the "Loan") from Bank to Borrower made pursuant to a Loan Agreement (the "Loan Agreement") between Bank and Borrower of even date herewith. This Note is secured by a Deed of Trust, Assignment of Rents. Security Agreement and Fixture Filing (the "Deed of Trust") covering certain real property and other collateral as described therein.

1.  PAYMENTS

(a) Interest for the period commencing on the date funds are advanced hereunder and ending on the last day of the month in which said funds are advanced shall be paid in advance by deducting the amount due from the funds disbursed at closing. Such interest for such period shall be calculated on the full amount advanced under this Note.

(b) Borrower shall pay to Bank equal monthly installments of principal and interest ("Regular Payments") in such an amount that will, in the aggregate, repay principal and accrued interest at the Note Rate over a two hundred forty
(240) month amortization period (the "Amortization Period"). Initially, the Regular Payments shall be fifteen thousand twenty two and 23/100 Dollars ($15.022.23) per month. The Regular Payments are subject to change if the Note Rate changes as provided in Sections 2 and 3 below.

(c) Borrower shall make one hundred nineteen (119) monthly Regular Payments commencing on May 1. 1997 and continuing on the first day of each month thereafter, with a final payment of all remaining unpaid principal, accrued interest and other sums due under this Note due and payable on April 1. 2007 (the "Maturity Date").

(d) The amount of each year's interest on the Note will, as it accrues, be calculated on the basis of a 360-day year, comprised of twelve 30-day months. The Regular Payments will be applied first to accrued but unpaid interest then due, and then to principal. The early or late date of making a Regular Payment will be disregarded for purposes of allocating the payment between principal and interest. For this purpose, the payment will be treated as though made on the date due. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon Bank's schedule of funds availability.

(e) Borrower shall pay all amounts due under this Note in lawful money of the United States to Union Bank of California, N.A., 18300 Von Karman Avenue Suite 200, Irvine, California 92612, or such other office as may be designated by Bank from time to time.

2.  VARIABLE INTEREST RATE AND PAYMENT TERMS

(a) Interest Rate. As long as Borrower has not exercised the Fixed Rate Conversion Option described in Paragraph 3 below, interest on unpaid principal shall accrue at an initial Note Rate, from the date of first disbursement of Loan proceeds to the first Interest Change Date (as defined below), at a per annum rate equal to seven and ninety seven one-hundredths percent(7.97%). Thereafter, pursuant to this Section 2, interest shall accrue at a per annum
Note Rate equal to the Index Figure (as defined below) determined on each Interest Change
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Date plus two and twenty five one-hundredths percent (2.25%) (the "Spread"). The initial Note Rate and any subsequent Note Rate determined with reference to the Index Figure is defined as the "Variable Note Rate".

(b)  Defined Terms.

     (i) "Index" shall mean the LIBOR Base Rate which is the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which dollar deposits. in immediately available funds and in lawful money of the United States would be offered to Bank, outside of the United States for a three
     (3) month term, adjusted for reserve requirements imposed on Bank from time to time. If at any time the Index is no longer available, Bank, with notice to Borrower, will choose a new index that in Bank's sole determination is based on comparable information.
     (ii) "Banking Day" shall mean a day, other than a Saturday or a Sunday, on which Bank is open for business for all banking functions in California.
     (iii) "Index Figure" shall mean the Index as of the Interest Change Date. If the Interest Change Date falls on a date, which is not a Banking Day, the first immediately preceding Banking Day shall be used for purposes of determining the Index Figure.
     (iv) "Interest Change Date" shall mean July 1, 1997, and the first day of each month occurring at three (3) month intervals thereafter.
     (v) "Interest Period" shall mean the period of time from one Interest Change Date to the next or to the Maturity Date of this Note. as the case may be.

(c)  Changes in Interest Rate and Monthly Payments

     (i) Changes in Interest Rate. The Variable Note Rate shall change on each Interest Change Date based on changes in the Index. On each Interest Change Date, Bank shall determine the Index Figure and set the Variable Note Rate for the next Interest Period.
     (ii) Changes in Regular Payment. On each Interest Change Date, the Regular Payments will change to the amount necessary to amortize the unpaid principal owing at the Interest Change Date over the remaining Amortization Period at the new Variable Note Rate. For example, if the Amortization Period is 240 months, and 12 whole calendar months have elapsed since the disbursement of the Loan, the new remaining Amortization Period would be 228 months. Borrower will pay the amount of the new Regular Payment beginning on the first monthly payment date after the Interest Change Date and on each monthly payment date during the applicable Interest Period.
     (iii) Notice of Changes. Bank will deliver to Borrower notice of any changes in the Variable Note Rate or the Regular Payments, but the effectiveness and date of such changes shall not be affected by such notice or the lack thereof. There is no limit on the amount the Variable Note Rate or the Regular Payments on this Note may increase or decrease on any single Interest Change Date. or in the aggregate throughout the term of the Loan.

3.   FIXED RATE CONVERSION OPTION

(a) Conversion option. Borrower shall have the one-time right and option (the "Fixed Rate Conversion Option"). to convert the Variable Note Rate to a fixed interest rate ("Fixed Note Rate"), which shall remain in effect until the Maturity Date. The Fixed Note Rate shall be a per annum rate equal to the Treasury Rate plus the Spread. "Treasury Rate" shall mean the interest rate yield for US Government Treasury securities, as determined by Bank, having a maturity date most nearly coinciding with the Maturity Date. Bank's determination of such interest rate yield shall be based on information from the Telerate or Reuters information services, the Western Edition of The Wall Street Journal or other information sources Bank deems appropriate. Provided no Event of Default then exists under the Loan Agreement or any other Loan Document (as defined in the Loan Agreement), Borrower may exercise the Fixed Rate Conversion Option by giving written notice to Bank of the exercise of such right, which notice must be received by Bank on or before March 15, 2000. The Fixed Rate Conversion Option shall become effective (the "Conversion Date") on the first day of the calendar month following the date of exercise of the Fixed Rate Conversion Option. Borrower's written notice of exercise of the Fixed Rate Conversion Option shall be irrevocable.
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(b)  Change in Regular Payments. On the Conversion Date, the Regular Payment
will change to the amount necessary to amortize the unpaid principal owing at the Conversion Date over the remaining Amortization Period at the Fixed Note Rate. For example, if the Amortization Period is 240 months, and 12 whole calendar months have elapsed since the disbursement of the Loan, the new remaining Amortization Period would be 228 months. Borrower will pay the amount of the new Regular Payment beginning on the first monthly payment date after the Conversion Date and on each monthly payment date thereafter.

(c) Notice of Changes. Bank will notify Borrower in writing of the Fixed Note Rate established by Bank following the Conversion Date, and the Regular Payments established for the remaining term of this Note, but the effectiveness and date of such changes shall not be affected by such notice or the lack thereof.

4. LATE PAYMENTS. If Bank has not received the full amount of any Regular Payment by the end of ten (10) calendar days after the date it is due, Borrower will pay to Bank a late charge in the amount of six percent (6%) of the overdue payment, such late charge to be immediately due and payable without notice or demand by Bank. Borrower will pay this late charge only once on any late payment. Borrower agrees that Bank will incur administrative costs and other damages not compensated by payment of interest as a result of any Regular Payment not being made when due and acknowledges that calculation of actual damages is extremely difficult and impracticable and that the foregoing amount is a reasonable estimate of these damages.

5. INTEREST RATE FOLLOWING DEFAULT. From and after the Maturity Date, or such earlier date as all sums owing on this Note become due and payable by acceleration or otherwise, all sums owing on this Note (including accrued and unpaid interest), shall, at the option of Bank, bear interest from the date the payment becomes due until Borrower pays in full, at five percent (5%) above the Note Rate (the "Default Rate"). The fact that accrued interest, at the Note Rate. if not paid when due, will accrue interest at the Default Rate. as hereinabove provided. may result in compounding of interest.

6.  PREPAYMENT

(a) Voluntary Prepayment and Fee. This Note may be voluntarily prepaid in whole only, provided Bank has received not less than five (5) business day's prior written notice of Borrower's intention to make such prepayment. Except as otherwise provided below. any prepayment of principal prior to the scheduled payment date under this Note, whether voluntary or involuntary, shall be accompanied by Borrower's payment of a prepayment fee to Bank determined as follows:

     (i) if such prepayment occurs during the first year of the Loan term, such prepayment fee shall equal one percent (1%) of the principal prepaid;
     (ii) if such prepayment occurs following the first year of the loan term and prior to exercise of the Fixed Rate Conversion Option. no prepayment fee shall be due; and
     (iii) if such prepayment occurs following exercise of the Fixed Rate Conversion Option, the prepayment fee shall be the greater of:

          A.  One percent (1%) of the principal prepaid; or

          B.  The amount calculated under the following formula:

               Bank shall determine the difference between (i) the Fixed Note Rate and (ii) the rate of return ("Yield Rate") which Bank could obtain if it used the amount of such principal prepayment to purchase, at the bid price regularly quoted, U.S. Government Treasury securities having a maturity date most nearly coinciding with the Maturity Date of this Note and such securities were held by Bank until such Maturity Date.

  The above difference, if greater than zero, shall be multiplied by a fraction, the numerator of which is the number of days from the date of prepayment to the Maturity Date, and the denominator of which is 360 days.

               The above product shall then be multiplied by the amount of the principal so prepaid.
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               The above product shall then be discounted to present value using the Yield Rate as the annual discount factor.

     (iv) Notwithstanding subparagraph (iii) above. no prepayment fee shall be payable in respect of principal prepaid during the ninety (90) day period immediately preceding the Maturity Date.

(b) In no event shall Bank be obligated to make any payment or refund to Borrower, nor shall Borrower be entitled to any setoff or other claim against Bank, should the return which Bank could obtain under the prepayment formula exceed the interest that Bank would have received if no prepayment had occurred.

(c) All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to payment of interest before application to principal, and shall be applied to the most remote principal installment or installments then unpaid (i.e.. the principal balance due on the Maturity Date and then against installments due closest to the Maturity Date).

(d) Such prepayment fee shall also be payable if prepayment occurs as the result of any involuntary prepayment (e.g., proceeds of insurance or condemnation) or the acceleration of the principal hereof by Bank because of any default by Borrower (including any transfer or conveyance of any right, title or interest in the real property encumbered by the Deed of Trust) that gives Bank the right to accelerate the maturity of this Note pursuant to the terms of the Deed of Trust. If, following any such acceleration. all or any portion of the unpaid principal is satisfied, whether through sale of the property encumbered by the Deed of Trust or other agreement securing this Note at a foreclosure held thereunder or through the tender of payment at any time following such acceleration, but prior to such a foreclosure sale, then such satisfaction of principal shall be deemed an evasion of the prepayment provisions hereof, and Bank shall, automatically and without notice or demand. be entitled to receive, concurrently with such satisfaction of principal the prepayment fee set forth above, and the obligation to pay such prepayment fee shall be added to the principal hereof.

BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT BANK WOULD NOT LEND TO BORROWER THE LOAN EVIDENCED BY THIS NOTE WITHOUT BORROWER'S AGREEMENT TO PAY BANK A PREPAYMENT FEE AS SET FORTH ABOVE. BORROWER EXPRESSLY WAIVES ANY RIGHT UNDER CALIFORNIA CIVIL CODE SECTION 2954. 10 OR OTHERWISE TO PREPAY THE LOAN WITHOUT A PREPAYMENT FEE AS HEREINABOVE SET FORTH. BORROWER ACKNOWLEDGES THAT PREPAYMENT OF THE LOAN MAY RESULT IN BANK INCURRING ADDITIONAL COSTS, EXPENSES OR LIABILITIES. BORROWER THEREFORE AGREES THAT THE PREPAYMENT FEE HEREIN PROVIDED FOR REPRESENTS A REASONABLE ESTIMATE OF THE PREPAYMENT COSTS. EXPENSES OR LIABILITIES BANK MAY INCUR ON A PREPAYMENT. BORROWER AGREES THAT BANK'S WILLINGNESS TO OFFER THE FIXED INTEREST RATE DESCRIBED ABOVE TO BORROWER IS SUFFICIENT AND INDEPENDENT CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BANK, FOR THIS WAIVER. BORROWER UNDERSTANDS THAT BANK WOULD NOT OFFER SUCH AN INTEREST RATE TO BORROWER ABSENT THIS WAIVER. BORROWER HAS CAUSED THOSE PERSONS SIGNING THIS NOTE ON ITS BEHALF TO SEPARATELY INITIAL SEPARATELY INITIALS THIS PARAGRAPH BY PLACING THEIR INITIALS BELOW:

INITIALS: /S/ BP

(e) Certificate. A certificate as to the amount of any prepayment fee payable under this Paragraph, setting forth the basis for such fee, prepared by Bank and submitted to Borrower shall be conclusive as to the matters set forth in this Note. and this Note shall not be deemed to have been fully paid or satisfied until such fee shall have been paid.


7.   DEFAULT AND ACCELERATION. If any Regular Payment under this Note is not paid by the end of ten (10) calendar days after it is due, or if any default exists under the Deed of Trust (Or other agreement securing this
     Note), the Loan Agreement or any other Loan Document. then the entire principal amount outstanding hereunder and all accrued interest thereon shall, without notice or demand. at once become
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     due and payable at the sole option of Bank. Upon the occurrence of any such default, Bank may exercise any right or remedy under this Note, any other Loan Document or applicable law, regardless of any prior forbearance.

8.  MISCELLANEOUS

(a) Joint and Several Liability. If more than one person or entity is signing this Note as Borrower, their obligations under this Note will be joint and several. As to any Borrower that is a partnership, the obligations of Borrower under this Note are the joint and several obligations of each general partner thereof. Any married person signing this Note agrees that recourse may be had against community property assets and against his or her separate property for the satisfaction of all obligations contained herein and in each other Loan Document. With respect to any person executing this Note as a trustee of a revocable trust, the liability of said person shall not be limited to said person's interest in such trust or any trust property, and Bank shall have full and immediate recourse to any and all property of said person in his or her individual capacity for any and all obligations of said person in his or her trust capacity.

(b) Loan Agreement. This Note is subject to the terms and conditions of the Loan Agreement, which, among other things, contains provisions for acceleration of the maturity of this Note.

(c) Governing Law. This Note is governed by the laws of the State of California. Borrower and each other person or entity jointly liable under this Note hereby consent to the jurisdiction of any competent court within the State of California and further consent to service of process by any means authorized by California law.

(d) Waivers. Borrower hereby waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of nonpayment; notice of costs, expenses or losses and interest thereon; and notice of interest on interest and late charges.

(e) Delay in Enforcement. If Bank delays in exercising or fails to exercise any of its rights under this Note or any other Loan Document, that delay or failure shall not constitute a waiver of any of Bank's rights, or of any breach, default or failure of condition of or under this Note or any other Loan Document. No waiver by Bank of any of its rights, or of any such breach, default or failure of condition, shall be effective unless the waiver is expressly stated in a writing signed by Bank. Borrower hereby waives the right to assert the defense of any statute of limitations to any debt or obligation evidenced by this Note or any other Loan Document.

(f)  Assignment.   This Note inures to and binds the heirs, legal
representatives, successors and assigns of borrower and Bank; provided, however, that Borrower may not assign this Note or any right to funds advanced or to be advanced hereunder, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance and in the sole discretion of Bank. Bank may transfer this Note and all other Loan Documents, and may sell or assign participation's or other interests in all or part of the Loan, on the terms and subject to the conditions of the Loan Documents, all without notice to or the consent of Borrower. In connection with any such sale, assignment or participation, Bank may disclose to any prospective or actual transferee all information from time to time provided by or on behalf of Borrower in respect of the Loan, any collateral security therefor and any person or entity obligated hereunder. All references in this Note to Bank shall mean and include any subsequent holder hereof.

(g) Recovery of Bank's Costs. If any amounts owing under this Note are not paid when due, Borrower shall pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the collection or enforcement of this Note.

(h)  Cumulative Remedies. All of Bank's remedies in connection with this Note or
under applicable law shall be   cumulative, and Bank's exercise of any one or
more of those remedies shall not constitute an election of remedies.

IN WITNESS WHEREOF, Borrower has duly executed and delivered this Note to Bank as of the date first above written.
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BORROWER:

RESEARCH ENGINEERS. INC.,
A Delaware Corporation


By: /S/ BRIAN PAUL
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Title:   Secretary
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